EXHIBIT 10.5

                    SHARE PURCHASE AGREETMENT
                        APRIL 26TH, 2000


AGREEMENT:
     This Agreement between Global Industrial Services Inc.,
(GIS), of No. 411-1200 W. Pender Street, Vancouver, B.C. V6E 2S9, is for purchase from the Shareholders of Stothert Group Inc.
(SGI), of, 14th floor, 609 Granville Street, Vancouver B.C. V7Y-1G5, all of the Class A Common Voting and Class B Common Non-voting shares of SGI including all of the Preference Shares; or not less than 75% if the Class A Common Voting shares of SGI, under the following terms and conditions.

TERMS AND CONDITIONS:
1.   A cash payment of $1,201,581.00 for all of the Class A
     Common Voting and all of the Class B Common Non-Voting shares which are outstanding.
2. In case all of the shares are not tendered but 75% or more of the Class A Common voting shares are purchased the cash payment per share for those which are purchased will be calculated by dividing the total cash payment amount in clause 1 by the total number of common shares outstanding. Shares not tendered will be dealt with as minority shareholders with all rights of such.
3. In addition to the cash payment defined in clause 1 the purchaser will transfer to the shareholders of SGI a total of 227,000 shares of GIS which shall be issued pursuant to Rule 144 of the Securities Act of 1933 with registration rights provisions if all of the Class A and all of the Class B shares are tendered. If not all of the SGI common shares are tendered then the number of GIS shares transferred will be prorata to the number of SGI shares tender relative to the total common shares of SGI outstanding.
4. The closing date for this agreement is Tuesday, 30 May, 2000 at 4p.m. in the offices of Fasken, Martinenu and DuMoulin at 2100-1075 West Georgia Street, Vancouver, B.C.
5. The schedule for payment of the cash amount defined in Clause 1 will be:
          On closing $400,000 of which $100,000 is accompanied with this offer and is non-refundable unless this offer is not accepted.
          Second payment of $400,000.00 on or before Monday, 21
          August, 2000.
          Third payment of $401,581.00 on or before Monday, 20
          November, 2000.
6. This offer is open for acceptance up to 4 p.m. on Friday 28, April, 2000. SGI Shareholders who sign their acceptance of this offer on the following page are waiving the right as a minority shareholder of SGI under an option agreement granted by W.D. Stothert to the minority shareholders for a thirty day period, for one or more of them to match the offer.
7. All Preference Shares held by each Shareholder, or beneficially held for the Shareholder, who sells his or her Common shares under this Agreement shall provide such Performance Shares to GIS at a price of $0.01 per share.
8. Security for the second and third cash payments will be free trading shares of GIS, held in Trust, with a trading value of a 20% premium of cash payments outstanding.
9. Salaries deferred by shareholders of SGI, totaling approximately $80,000 shall be settled by the issuance of GIS shares at the market price of GIS but no more than US $1.50 per

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     share (approx. 37,000 shares) which shall be issued pursuant to
     Rule 144 of the Securities Act of 1933 with registration rights provisions.
10.  Interest due to the shareholders of SGI, approximately
     $120,000, shall be settled by the issuance of GIS shares at the market price of GIS but no more than US $1.50 per share (approximately 55,000 shares) which shall be issued pursuant to Rule 144 of the Securities Act of 1933 with registration rights provisions.

This offer is made by Global Industrial Services Inc. and its officers who have signed below confirm the terms and conditions of the Agreement:


/s/ Terry Kirby
Position: Chairman
Date: April 28th, 2000

Accepted by Shareholders of Stothert Group Inc.: Subject to Rider
Attached.



/s/ J.A. Keith                /s/ D.R. Lewis           /s/D.D. Taylor
J.A. Keith                    D.R. Lewis               D.D. Taylor
for TRAK Consultants Inc.

/s/ G. Hood              /s/ K.J. Charpentler          /s/ J.R. Harmer
G. Hood                  K.J. Charpentler              J.R. Harmer


/s/ R.A Rolier           /s/ W.D. Stothert        28 April, 2000
R.A. Rolier              W.D. Stothert            Date:


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                              RIDER

1.0  The shares of Stother Group Inc. to be purchased pursuant to
     Section 1 of the attached agreement shall exclude the 730,000 shares of Stothert held by a wholly owned subsidiary of Stothert, J.R. Lewis. The purchaser shall acquire control of those shares through the acquisition of the remaining shares of Stothert.

2.0  265,500 Class B shares of Stothert are held by 988650
     Enterprise Ltd., a company held by some of the Vendors. An advance of $300,000 is shown on the balance sheet of Stothert in respect of these shares. At closing, in lieu of transferring these Class B shares, the vendors will transfer all issued and outstanding shares of 988650 Enterprise Ltd., free and clear of all liens and encumbrances, which company shall have no liabilities other than the $300,000 payable to Stothert and will continue to hold the 265,500 shares of Stothert.

3.0 No reduction in purchase price, nor in shares of GIS will be made under Sections 2 or 3 of the attached agreement in respect of the matters referred to in Sections 1 and 2 of this rider. All consideration under the agreement shall be paid to the Vendors who are signatories to the attached agreement.

Initials:  WDS DRL  DDT  GH   JAK  JRH

Confirmed and Accepted
Global Industrial Services Corporation

Per: ____________________________

Date: ___________________________


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